                                                                     Exhibit 5.1

                                  David E. Wise
                                 Attorney at Law
                                  The Colonnade
                           9901 IH-10 West, Suite 800
                            San Antonio, Texas 78230
                                 (210) 558-2858
                           (210) 579-1775 (facsimile)

                                December 17, 2012

Board of Directors
Voz Mobile Cloud Ltd.
190 Middle Road, #19-05
Fortune Centre
Singapore 688979

     Re: Voz Mobile Cloud Ltd.
         Registration Statement Form S-1

Gentlemen:

     You have  requested our opinion with respect to the shares of the Company's common  stock,  par  value  $.01 per share  ("Common  Stock"),  included  in the
Registration  Statement  on Form S-1 ("Form  S-1") to be filed on this date with the U.S.  Securities and Exchange  Commission  pursuant to the Securities Act of
1933, as amended  ("Securities Act"), for the purpose of registering  10,000,000 shares of the Company's Common Stock on behalf of the Company ("Shares").

     As  securities  counsel to the  Company,  we have  examined the original or certified  or  photostatic  copies  of such  records  of the  Company,  and such agreements,  certificates  of public  officials,  certificates  of  officers  or representatives of the Company and its shareholders, and such other documents as we have deemed relevant and/or necessary as the basis of the opinions  expressed in this letter.  In such  examination,  we have assumed the  genuineness  of all signatures,  the conformity to original  documents of all copies submitted to us as certified or  photostatic  copies and the  authenticity  of originals of such latter documents.  As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and  representatives of the Company and others.

     Based on, and  subject to the  foregoing,  we are of the  opinion  that the
Shares being  registered  in the Form S-1 have been duly and validly  authorized for  issuance  and,  when  issued,  will  be  legally  issued,  fully  paid  and non-assessable.

     In rendering  this opinion,  we express no opinion  herein  concerning  the applicability  or effect of any laws of any  jurisdiction  other than Washington and the securities laws of the United States of America referred to herein.
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     We hereby  consent to the filing of this  opinion as an exhibit to the Form
S-1 and to the  reference  to my name and this  firm  under the  heading  "Legal
Matters"  in the  prospectus  which forms a part of the Form S-1. In giving such consent,  we do not thereby  admit that we are  included  within the category of persons whose consent is required  under Section 7 of the  Securities Act or the rules and regulations promulgated thereunder.

                                      Very truly yours,

                                      Law Offices of David E. Wise, P.C.

                                      /s/ David E. Wise
                                      ------------------------------------------
                                      DAVID E. WISE
                                      Attorney at Law

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